Exhibit 12 (a)(1)

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
SENIOR FINANCIAL OFFICERS

I.	Covered Officers/Purpose of the Code

          This Code of Ethics (the “Code”) shall apply to IVA Fiduciary Trust’s (the “Trust”) Principal Executive Officer and Principal Financial Officer (the “Covered Officers,” each of whom is named in Exhibit A attached hereto), consistent with and in furtherance of their fiduciary duties, and for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Trust;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.	Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

          Overview. A “conflict of interest” occurs when a Covered Officer’s private interest has the potential to interfere with the interests of, or his or her service to, the Trust. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Trust. Covered Officers must avoid conduct that conflicts, or appears to conflict, with their duties to the Trust. All Covered Officers should conduct themselves such that any reasonable observer would have no grounds for belief that a conflict of interest has not been appropriately addressed and resolved. Covered Officers are not permitted to self-deal or otherwise to use their positions with the Trust to further their own or any other related person’s business opportunities.

          This Code does not, and is not intended to, repeat or replace the programs and procedures or codes of ethics of the Trust’s investment advisor.

          Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Trust and its investment advisor of which the Covered Officers may be officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Trust or the investment advisor), be involved in establishing policies and implementing decisions that will have different effects on the service providers and the Trust. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Trust and its service providers and is consistent with the performance by the Covered Officers of their duties as officers of the Trust. Thus, if performed in conformity with the provisions of the Investment Company Act of 1940, as amended (“Investment Company Act”) and the Investment Advisers Act of 1940, as amended, such activities will be deemed to have been handled ethically.

          The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should be properly disclosed to the Trust and resolved by persons who do not have a personal interest.

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Each Covered Officer must not:

•	use his or her personal influence or personal relationship improperly to influence investment decisions or financial reporting by the Trust whereby the Covered Officer would benefit personally;

•	cause the Trust to take action, or fail to take action, for the improper personal benefit of the Covered Officer; or

•	retaliate against any other Covered Officer or any employee of the Trust or its affiliated persons for reports that are made in good faith of actual or of potential violations by the Trust or such affiliated persons of applicable rules and regulations.

          Each Covered Officer must discuss certain material conflict of interest situations with the Trust’s Audit Committee. Examples of such situations include:

•	service as a director on the Board of a publicly traded company;

•	accepting directly or indirectly investment opportunities, gifts or other gratuities from individuals conducting or seeking to conduct business with the Trust or the Trust’s investment advisor. However, Covered Officers may accept gifts from a single giver in aggregate amounts not exceeding $100, and may attend business meals, sporting events and other entertainment events at the expense of a giver as long as the expense is reasonable and both the giver(s) and the Covered Officer(s) are present;

•	any direct or indirect ownership interest in, financial relationships with, or any consulting or employment relationship with, any of the Trust’s service providers; and

•	a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trust for effecting portfolio transactions or for selling or redeeming shares.

III.	Disclosure and Compliance

•	Each Covered Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Trust.

•	Each Covered Officer should not knowingly or negligently misrepresent, or cause others to misrepresent, facts about the Trust to others, whether within or outside the Trust, including to the Trust’s Board, Audit Committee and independent auditors, and to governmental regulators, self-regulators and self-regulatory organizations.

•	Each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Trust and its service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents that the Trust files with, or submits to, the SEC and in other public communications made by the Trust.

•	It is the responsibility of each Covered Officer to promote and encourage professional integrity in all aspects of the Trust’s operations.

IV.	Reporting and Accountability

          Each Covered Officer must:

•	upon adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), sign and return a report in the form of Exhibit B to the person named in Exhibit A affirming that he or she has received, read and understands the Code;

•	annually sign and return a report in the form of Exhibit C to the person named in Exhibit A affirming that he or she has complied with the requirements of the Code; and

•	notify the Trust’s Audit Committee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

          The Trust’s Audit Committee is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation including any approvals or waivers sought by the Covered Officers.

          The Audit Committee will follow these procedures in investigating and enforcing this Code:

•	The Audit Committee will take all appropriate actions to investigate any potential violations reported to the Committee.

•	If, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action.

•	Any matter that the Audit Committee believes is a violation of this Code will be reported to the full Board.

•	If the Board concurs that a violation has occurred, it will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to the appropriate personnel of the investment advisor, administrator or its board; and possible dismissal of the Covered Officer as an officer of the Trust.

•	The Audit Committee will be responsible for granting waivers of provisions of this Code, as appropriate.

•	Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.	Other Policies and Procedures

          This Code shall be the sole code of ethics adopted by the Trust for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trust or the Trust’s investment advisor govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Trust’s and the investment advisor’s code of ethics under Rule 17j-1 under the Investment Company Act and the investment advisor’s other policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.	Amendments

          Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent trustees.

VII.	Confidentiality

          All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Trust’s Board or Audit Committee.

VIII.	Internal Use

          The Code is intended solely for internal use by the Trust and does not constitute an admission, by or on behalf of Trust, as to any fact, circumstance or legal conclusion.

Adopted: March 6, 2009

EXHIBIT A

Persons Covered by this Code of Ethics:

Michael W. Malafronte (Principal Executive Officer)
Stefanie Hempstead (Principal Financial Officer)

Recipient of reports under Article IV

Shanda Scibilia (Chief Compliance Officer)

EXHIBIT B

INITIAL CERTIFICATION FORM

          This is to certify that I have read and understand the Code of Ethics for Principal Executive and Senior Financial Officers of IVA Fiduciary Trust, dated _____________, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

Please sign your name here: __________________________

Please print your name here: _________________________

Please date here: _________________________________

EXHIBIT C

ANNUAL CERTIFICATION FORM

          This is to certify that I have read and understand the Code of Ethics for Principal Executive and Senior Financial Officers of IVA Fiduciary Trust dated ____________, (the “Code”) and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

          This is to further certify that I have complied with the requirements of the Code during the period of ___________ through ____________.

Please sign your name here: __________________________

Please print your name here: _________________________

Please date here: _________________________________